UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

LOUISIANA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7107	93-0609074
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 Union Street, Suite 2000 Nashville, TN		37219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On September 14, 2016, Louisiana-Pacific Corporation (the “Company”) entered into (1) an indenture (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), providing for the issuance by the Company of $350 million aggregate principal amount of 4.875% Senior Notes due 2024 (the “Notes”), and (2) a registration rights agreement (the “Registration Rights Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Notes, relating to the Notes.

The Company will be required to pay interest on the Notes each March 15 and September 15, beginning March 15, 2017. The Notes will mature on September 15, 2024. The Company may redeem the Notes, in whole or in part, on or after September 15, 2019, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, and prior to September 15, 2019, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Company may also redeem up to 35% of the aggregate principal amount of the Notes on or prior to September 15, 2019 at a redemption price equal to 104.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption with the net cash proceeds of one or more equity offerings. The Company may be required to make an offer to purchase the Notes in certain circumstances described in the Indenture, including in connection with a change in control.

The Indenture contains certain covenants that, among other things, limit our ability to grant liens to secure indebtedness, engage in sale and leaseback transactions and merge or consolidate or sell all or substantially all of our assets. If the Company is subject to a “Change of Control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase.

The Indenture contains customary events of default, including failure to make required payments on the Notes, failure to comply with certain agreements or covenants contained in the Indenture, failure to pay or acceleration of certain other indebtedness and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company is obligated to use commercially reasonable efforts to file under the Securities Act of 1933 (the “Securities Act”), no later than 180 days after September 14, 2016, a registration statement (the “Exchange Offer Registration Statement”) relating to an exchange offer (the “Exchange Offer”) pursuant to which notes (the “Exchange Notes”) substantially identical to the Notes are exchanged (except that such Exchange Notes will be registered pursuant to an effective registration statement under the Securities Act and will not contain terms with respect to the special interest payments described below). The Company is also obligated to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective no later than 210 days following September 14, 2016. The Company also agreed to use commercially reasonable efforts to commence and complete the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 30 days and exchange Exchange Notes for all Notes validly tendered and not withdrawn before the expiration of the Exchange Offer. Under certain circumstances, the Company has agreed to file a shelf registration statement under the Securities Act with respect to the resale of the Notes. If the Company does not comply with these obligations, subject to limitations set forth in the Registration Rights Agreement, the Company will be required to pay additional interest to holders of transfer restricted Notes in an amount equal to 0.25% per annum on the principal amount of the Notes for the first 90 days following such default in an amount equal to 0.50% per annum on the principal amount of the Notes for the balance of the default period.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Indenture and the Notes is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of September 14, 2016, between Louisiana-Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Registration Rights Agreement, dated as of September 14, 2016, between Louisiana-Pacific Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Sallie B. Bailey
	Name:	Sallie B. Bailey
	Title:	Executive Vice President and Chief Financial Officer

Date: September 14, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of September 14, 2016, between Louisiana-Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Registration Rights Agreement, dated as of September 14, 2016, between Louisiana-Pacific Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative